Exhibit 99

PROXY	PROXY

MODUS MEDIA, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the Special Meeting and the proxy statement/prospectus therefor, and revoking all prior proxies, hereby appoint(s) R. Scott Murray, Sheila M. Flaherty and Mark G. Borden, and each of them (with full power of substitution), as proxies of the undersigned to attend the Special Meeting of Stockholders of Modus Media, Inc. (the “Company”) to be held at     :00     .m. local time at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts, on , 2004 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock and series B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL SET FORTH IN ITEM 1 BELOW.

1. To approve the Agreement and Plan of Merger, dated as of March 23, 2004, by and among CMGI, Inc., Westwood Acquisition Corp., a wholly owned subsidiary of CMGI, Inc., and Modus Media, Inc.

FOR ☐             AGAINST ☐             ABSTAIN ☐

In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Signature(s) Printed Name(s) Date

Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.